UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 26, 2010
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Item 2.02 Results of Operations and Financial Condition
On January 28, 2010, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal second quarter ended December 31, 2009.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit, operating expense, operating income, Metalworking Sales and Services Group (MSSG) operating income and margin, Advanced Materials Solutions Group (AMSG) operating income and margin, income (loss) from continuing operations, net income (loss) and diluted earnings per share. Adjustments include: (1) restructuring and related charges for the three and six months ended December 31, 2009 and 2008, respectively, and (2) divestiture related charges for the three and six months ended December 31, 2009. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow, which is also a non-GAAP measure and is defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current period and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Debt to Capital
Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total Kennametal shareowners’ equity plus noncontrolling interest plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by shareowners’ equity. Management believes that debt to capital provides additional insight into the underlying capital structuring and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)

	December 31,	June 30,
(in thousands, except percents)	2009	2009

Total debt	$338,781	$485,957
Kennametal shareowners’ equity	1,378,980	1,247,443

Debt to equity, GAAP	24.6%	39.0%

Total debt	$338,781	$485,957
Kennametal shareowners’ equity	1,378,980	1,247,443
Noncontrolling interests	21,265	20,012

Total capital	$1,739,026	$1,753,412

Debt to capital	19.5%	27.7%

Item 2.05 Costs Associated with Exit or Disposal Activities
On January 28, 2010, Kennametal also announced that it is undertaking additional restructuring actions, a portion of which includes a reduction of approximately 2% in the Company’s global salaried workforce. In the aggregate, these additional restructuring actions are expected to generate annual pre-tax savings of approximately $30 million to $35 million, and will be completed within the next six to nine months. The Company expects to incur pre-tax cash charges of approximately $40 million to $45 million in connection with the execution of these new initiatives. These new plans, together with restructuring programs previously announced over the past few quarters, are expected to produce annual ongoing pre-tax permanent savings of $155 million to $160 million once all are fully implemented. The combined total pre-tax charges are expected to be approximately $155 million to $160 million.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 26, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company was advised that the Company intends to restore previous salary levels for non-executive U.S. salaried employees effective as of February 1, 2010. The Committee determined that business conditions have improved to a level that supports the withdrawal of the fifteen percent reduction in the base salaries of all affected executive officers and the reinstatement of previous salary levels. Accordingly, the Committee approved the reinstatement of previous salary levels for those officers, concurrent with the broader restoration of salaries to U.S. employees effective as of February 1, 2010.
Item 8.01 Other Events
In July 2009, the Board of Directors voluntarily reduced its cash compensation for Board service by fifteen percent to demonstrate its commitment to and support of the Company’s efforts to reduce costs and strengthen performance. At that time, the Board stipulated that the reduction would remain in effect until the salaries of the executive officers were reinstated to previous levels. Accordingly, effective February 1, 2010, the cash compensation received by non-management board members for Board service will be restored to previous levels.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2010 Second Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: January 28, 2010	By:	/s/ Martha A. Bailey
Martha A. Bailey
Vice President Finance and Corporate Controller